UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 4, 2019 (February 4, 2019)

EDUCATIONAL DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146
(Address of Principal Executive Offices) (Zip Code)

(918) 622-4522
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On February 4, 2019 Educational Development Corporation (the “Company”) announced, via press release, the approval and authorization from its Board of Directors to repurchase up to 800,000 of its outstanding common stock in the open market or in privately negotiated transactions, and to utilize any derivative or similar instrument to effect share repurchase transactions (including without limitation, accelerated share repurchase contracts, equity forward transactions, equity swap transactions, floor transactions or other similar transactions or any combination of the foregoing transactions).  This share repurchase authorization replaces the Board’s previous authorization dated April 2008 pursuant to which approximately 600,000 shares remained available for repurchase.   The Company received approval for the new program from its primary lender, which removed certain restrictions on share repurchases outlined in the fourth amendment to the Company’s Loan Agreement.  The Company announced this new share repurchase program in a press release dated February 4, 2019 that is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)       EXHIBITS

Exhibit Number	Description
99.1	Press release dated as of February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION

Date: February 4, 2019	By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 4, 2019